UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 29, 2017 (August 24, 2017)

KINSALE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37848 (Commission File Number)	98-0664337 (IRS Employer Identification No.)

2221 Edward Holland Drive, Suite 600 Richmond, VA 23230 (Address of principal executive offices)
(804) 289-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 24, 2017, Joel G. Killion informed the Board of Directors (the "Board") of Kinsale Capital Group, Inc. (the "Company") that he would resign from the Board, effective August 25, 2017. Mr. Killion was a Class I director. Mr. Killion’s resignation from the Board did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On August 28, 2017, the Board elected Gregory M. Share, age 43, to serve as a Class I director on the Board for three years and until a respective successor for him is duly elected and qualified or until his death, resignation or removal, whichever is earliest to occur. This election was effective on August 28, 2017.
Mr. Share has not been appointed to serve on any committees of the Board at this time. When Mr. Share is appointed to any committees, the Company will file an amendment to this Current Report on Form 8-K to disclose such committee appointments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINSALE CAPITAL GROUP, INC.

Dated: August 29, 2017	By:	/s/ Bryan P. Petrucelli
Name: Bryan P. Petrucelli
Title: Senior Vice President, Chief Financial Officer and Treasurer